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                             FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE, NOR ANY INTEREST PAYABLE UNDER THIS NOTE MAY NOT BE REOFFERED OR SOLD IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE OR EVIDENCE SATISFACTORY TO SHANECY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


$1,000,000.00                                            Los Angeles, California
                                                                    May 22, 2000

         FOR VALUE RECEIVED, ThemeWare Corp., a California corporation (the "Company") promises to pay to Shanecy, Inc., a Delaware corporation or its permitted assigns hereunder (the "Holder"), at Los Angeles, California, the sum of One Million Dollars ($1,000,000.00), together with interest thereon, as hereinafter provided. Principal and interest shall be payable in money of the United States of America lawful at such time for the payment of public and private debts.

         1. Payment. Subject to earlier termination of this Note pursuant to
Section 7 hereunder, the principal amount of the Note, together with any and all accrued and unpaid interest thereon, shall be payable in full upon demand of the Holder (the "Demand Date"), as evidenced by a proper notice of demand given in accordance with Section 4 hereof.

         2. Interest. This Note shall bear simple interest on the principal amount, from the date hereof until the Demand Date, at the rate of eight percent (8%) per annum, and all interest shall be payable on each Demand Date. Interest shall be calculated based upon a 365-day year.

         3. Prepayment. The undersigned shall have the right to prepay, without penalty, all or any part of the principal balance of this Note at any time.

         4. Demand Notice. The Holder may exercise their demand right under the Note by providing the Company notice ("Demand Notice") at least thirty (30) business days prior to the Demand Date.

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         5. Payment Account. Payments of principal and interest hereunder shall be made by wire transfer of next-day funds to the account of Holder specified below:

                  Name of Account:
                  Account Number:
                  Name of Bank:
                  Bank ID Number:
                  Other Instructions:

         6. Transferability. Neither this Note nor any interest herein is transferable except by operation of law.

         7. Termination. This Note shall terminate upon the occurrence of an Exchange Event (as hereinafter defined). Upon such termination, the Company shall be relieved of all obligations to repay the principal and interest due in connection with this Note, except that, the Company shall remain responsible for costs, fees and expenses incurred, if any, under Section 10 hereof. An "Exchange Event" shall be deemed to have occurred on any such date that the Holder, their respective subsidiaries or affiliates is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of securities representing more than 50% of the total voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company.

         8. Waivers. The Company hereby waives presentment, diligence, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and all other notices of any kind in connection with the deliver, acceptance, performance, default or enforcement of this Note.

         9. Savings Clause. In the event any provisions hereof - shall result, for any reason and at any time, in an effective rate of interest that exceeds the limit of the usury or any other law applicable to interest on the indebtedness evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall be (a) applied, to the extent of such excess, against the unpaid principal amount evidenced hereby with the same force and effect as though Holder had agreed to accept such extra payment (s) as a prepayment or (b) if the indebtedness has been fully paid, refunded by Holder to the Company to the extent of such excess.


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         10. Successors. The provisions hereof shall be binding upon the legal representatives, successors and assigns of the Company and Parent and shall inure to the benefit of Holder and its successors by operation of law.

         11. Default. If the Company defaults in any of its obligations under this Note, the Company promises to pay all costs and expenses including reasonable attorneys' fees incurred by the holder in connection with any such default or any action or proceeding brought to enforce the provisions of this Note.

         12. Severability The undersigned and the holder - intend that all of the provisions herein shall be valid and enforceable as specifically set forth. If any provision herein declared to be invalid or unenforceable, it is the intention of the undersigned and the holder that the remainder of this document, or, if applicable, the remainder of invalid or unenforceable clause, sentence or paragraph, shall be valid and enforced to the fullest extent permitted.

         13. Modification. This Note may be changed or modified only by an agreement in writing signed by the party against whom such change is sought to be enforced.



                                    THEMEWARE CORP.


                                    /s/
                                       ----------------------------------------
                                       Name:  Gary J. Matus
                                       Title: Chief Executive Officer/President

                                    /s/
                                       ----------------------------------------
                                       Name:  Kevin D. Herzog
                                       Title: Chief Financial Officer